UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)

October 11, 2026

SkyAI, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41355	82-3751728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Maxess Road, Suite 124, Melville, NY	(631) 574-4436	11747
Address of principal executive offices	(Registrant’s Telephone Number, Including Area Code)	(Zip Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SKYA	Nasdaq Capital Market
Common Stock Purchase Warrants	SKYAW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On October 11, 2026, SkyAI, Inc. (“SKYAI”) announced its current intention to commence a cash tender offer (the “Offer”) to purchase up to 95% of each class of its outstanding common stock, cash pre-funded warrants, cryptocurrency pre-funded warrants and strategic advisor warrants at a purchase price of $3.00 per share in cash. The Offer is currently expected to commence on or about October 15, 2026 and SKYAI anticipates that it will continue for 10 business days, unless extended or earlier terminated in accordance with the terms of the Offer. The Offer will be contingent upon subscription of a minimum of 50% of each class being validly tendered and not validly withdrawn, and on the price of SOL remaining above $100 per SOL during the Offer period.

Attached as Exhibit 99.1 and incorporated by reference herein is a copy of SKYAI’s press release, dated October 11, 2026, announcing SKYAI’s current intention to commence the Offer.

As of the date of this report on Form 8-K, SKYAI retains approximately 600,000 SOL and has approximately 80% of the cash required for the Offer.

Item 9.01.	Financial Statements and Exhibits.

(d) See attached Exhibit Index.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of SkyAI, Inc. dated October 11, 2026 with respect to the Offer

Additional Information Regarding the Potential Tender Offer

The Offer described above has not yet commenced and may not commence. This communication is not an offer to buy nor a solicitation of an offer to sell any securities of SKYAI. Any solicitation and offer to buy shares, cash pre-funded warrants, cryptocurrency pre-funded warrants and strategic advisor warrants will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that SKYAI intends to file with the Securities and Exchange Commission. If applicable, once filed, investors will be able to obtain a free copy of these materials and all other documents filed by SKYAI with the SEC at the website maintained by the SEC at www.sec.gov. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by SKYAI under the “Investors” section of SKYAI’s website at www.skyai.co. Investors and security holders are advised to read these documents if and when they become available, including the Offer materials of SKYAI and any amendments thereto, as well as any other documents relating to the offer that are filed with the SEC, carefully and in their entirety prior to making any decisions with respect to whether to tender their shares, cash pre-funded warrants, cryptocurrency pre-funded warrants and strategic advisor warrants into the offer because they contain important information, including the terms and conditions of the Offer.

About SkyAI

SkyAI , Inc. (Nasdaq: SKYA), a Solana digital asset treasury, is building a financial platform that will combine stablecoin rails on Solana with AI. For additional information, please visit www.skyai.co.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this communication other than statements of historical fact are forward-looking statements, including statements regarding the Offer, including its timing, terms, funding and completion, SKYAI’s strategy and product roadmap and the potential opportunities such initiatives may create. Forward-looking statements are based on current expectations, assumptions, and beliefs, and involve risks and uncertainties that could cause actual results to differ materially.

Risks and uncertainties that could cause results to differ from expectations include: (i) uncertainties as to the timing and terms of the Offer; (ii) the risk that the Offer may not be completed in a timely manner or at all; (iii) uncertainties as to the percentage of SKYAI’s shareholders and/or warrant holders tendering their shares or warrants in the Offer; (iv) the possibility that any or all of the various conditions to the consummation of the Offer, including the minimum condition for each class and the SOL price condition, may not be satisfied or waived; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Offer; (vi) the effect of the announcement or pendency of the Offer on SKYAI’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its operating results and business generally or the trading market for its common stock; (vii) risks related to the Offer diverting management’s attention from SKYAI’s ongoing business operations; (viii) the risk that shareholder litigation in connection with the Offer may result in significant costs of defense, indemnification and liability; (ix) SKYAI’s ability to achieve the benefits contemplated by the Offer; and (x) risks and uncertainties pertaining to SKYAI’s business, including the price of SOL, SKYAI’s ability to sell SOL at acceptable prices to fund the Offer and the risks and uncertainties detailed in SKYAI’s Annual Report on Form 10-K for the year ended December 31, 2025 and its other filings with the SEC, as well as the Offer materials to be filed by SKYAI in connection with the Offer.

Forward-looking statements speak only as of the date of this communication. SKYAI undertakes no obligation to update or revise these statements, whether as a result of new information, future developments, or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyAI, Inc.

By:	/s/ Paul K. Danner
Name:	Paul K. Danner
Title:	Principal Executive Officer

Date: October 13, 2026